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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549






                                    FORM 8-K
                                 CURRENT REPORT






     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - OCTOBER 10, 2001







                                  ALLETE, Inc.


                             A Minnesota Corporation
                           Commission File No. 1-3548
                   IRS Employer Identification No. 41-0418150
                             30 West Superior Street
                          Duluth, Minnesota 55802-2093
                           Telephone - (218) 279-5000


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ITEM 5.  OTHER EVENTS.

Reference is made to the 2000 Form 10-K of ALLETE,  Inc. (ALLETE) for background
information  on  the  following  update.   Unless  otherwise  indicated,   cited
references are to ALLETE's 2000 Form 10-K.

Ref. Page 26 - Third Full Paragraph
Ref. Form 8-K dated and filed May 18, 2001

On October 10, 2001 Minnesota Power, a business of ALLETE, and Cleveland-Cliffs Inc. (Cleveland-Cliffs) announced that they have executed an Asset Purchase Agreement with LTV Steel Mining Company (LTV). Under terms of the purchase agreement, a subsidiary of Cleveland-Cliffs would pay $12.5 million to LTV to acquire the taconite processing plant along with all of LTV's property that is related to mining operations. Rainy River Energy Corporation - Taconite Harbor, a wholly owned subsidiary of ALLETE, would pay $75 million in total to LTV and Cleveland-Cliffs to acquire certain non-mining properties from LTV. The non-mining properties include LTV's electric generating facility and existing coal pile at Taconite Harbor, a sixty-mile transmission line, railroad trackage rights, and approximately 30,000 acres of forest and recreation land in northeast Minnesota. The purchase agreement is subject to approval from the U.S. Bankruptcy Court and satisfaction of other closing conditions.


                     ALLETE Form 8-K dated October 10, 2001                    1
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                              SAFE HARBOR STATEMENT
           UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

In  connection  with  the  safe  harbor  provisions  of the  Private  Securities
Litigation Reform Act of 1995, ALLETE is hereby filing cautionary statements identifying important factors that could cause ALLETE's actual results to differ materially from those projected in forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of ALLETE which are made in this Form 8-K, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "will likely result," "will continue" or similar expressions) are not statements of historical facts and may be forward-looking.

Forward-looking statements involve estimates, assumptions and uncertainties and are qualified in their entirety by reference to, and are accompanied by, the following important factors, which are difficult to predict, contain uncertainties, are beyond the control of ALLETE and may cause actual results to differ materially from those contained in forward-looking statements:

     - prevailing governmental policies and regulatory actions, including those of the United States Congress, state legislatures, the Federal Energy Regulatory Commission, the Minnesota Public Utilities Commission, the Florida Public Service Commission, the North Carolina Utilities Commission, the Public Service Commission of Wisconsin and various county regulators, about allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and capital investments, and present or prospective wholesale and retail competition (including but not limited to transmission costs);

     -  economic and geographic factors, including political and economic risks;

     - changes in and compliance with environmental and safety laws and policies;

     -  weather conditions;

     -  population growth rates and demographic patterns;

     -  competition for retail and wholesale customers;

     -  pricing and transportation of commodities;

     -  market demand, including structural market changes;

     -  changes in tax rates or policies or in rates of inflation;

     -  changes in project costs;

     -  unanticipated changes in operating expenses and capital expenditures;

     -  capital market conditions;

     -  competition for new energy development opportunities; and

     - legal and administrative proceedings (whether civil or criminal) and settlements that influence the business and profitability of ALLETE.


Any forward-looking statement speaks only as of the date on which that statement is made, and ALLETE undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which that statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the businesses of ALLETE or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.



2                    ALLETE Form 8-K dated October 10, 2001

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                                   ALLETE, Inc.





October 10, 2001                                 James K. Vizanko
                                   ---------------------------------------------
                                                 James K. Vizanko
                                      Vice President, Chief Financial Officer
                                                   and Treasurer






                     ALLETE Form 8-K dated October 10, 2001                    3